ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: American Tower Corp
Date of Purchase: 1/8/2016
Amount of Purchase: $948,603.50
Purchase price: $99.853
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Cisco Systems Inc
Date of Purchase: 2/22/2016
Amount of Purchase: $3,243,760.00
Purchase price: $99.808
Purchased from: Wells Fargo Securities, LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Intesa Sanpaolo SpA
Date of Purchase: 1/8/2016
Amount of Purchase: $1,125,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Newell Rubbermaid Inc
Date of Purchase: 3/18/2016
Amount of Purchase: $1,599,632.00
Purchase price: $99.977
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Nippon Life Insurance
Date of Purchase: 1/13/2016
Amount of Purchase: $1,625,000.00
Purchase price: $100.00
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Philip Morris International Inc.
Date of Purchase: 2/18/2016
Amount of Purchase: $1,314,333.75
Purchase price: $99.195
Purchased from: Deutsche Bank Securities Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Stryker Corp
Date of Purchase: 3/3/2016
Amount of Purchase: $724,724.50
Purchase price: $99.962
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Stryker Corp
Date of Purchase: 3/3/2016
Amount of Purchase: $720,273.00
Purchase price: $99.348
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: UBS Group Funding
Date of Purchase: 3/29/2016
Amount of Purchase: $3,697,225.00
Purchase price: $99.925
Purchased from: UBS Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Newfield Exploration Co
Date of Purchase: 2/26/2016
Amount of Purchase: $1,860,674.25
Purchase price: $23.25
Purchased from: Credit Suisse Securities (USA) LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: PDC Energy Inc
Date of Purchase: 3/8/2016
Amount of Purchase: $179,724.00
Purchase price: $51.00
Purchased from: Merril Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: FHLMC Mulitfamily Structured Pass-Through Certificates
Date of Purchase: 1/27/2016
Amount of Purchase: $8,291,387
Purchase price: $102.998
Purchased from: Barclay Capital Inc.
Affiliated Underwriter: J.P. Morgan

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Abbvie Inc
Date of Purchase: 5/9/2016
Amount of Purchase: $1,123,042.50
Purchase price: $99.826
Purchased from: Merril Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Abbvie Inc
Date of Purchase: 5/9/2016
Amount of Purchase: $2,689,686.00
Purchase price: $99.618
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Australia and New Zealand Banking Group Ltd/United Kingdom Date of Purchase: 6/7/2016
Amount of Purchase: $575,000.00
Purchase price: $100.00
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Kraft Heinz Foods Co
Date of Purchase: 5/10/2016
Amount of Purchase: $2,242,890.00
Purchase price: $99.684
Purchased from: Wells Fargo Securities, LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: NXP BV / NXP Funding LLC
Date of Purchase: 5/18/2016
Amount of Purchase: $4,250,000.00
Purchase price: $100.00
Purchased from: Barclay Capital Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Priceline Group Inc
Date of Purchase: 5/18/2016
Amount of Purchase: $2,220,705.75
Purchase price: $99.807
Purchased from: Wells Fargo Securities, LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Thermo Fisher Scientific
Date of Purchase: 4/4/2016
Amount of Purchase: $1,791,216.00
Purchase price: $99.512
Purchased from: Merril Lynch, Pierce, Fenner & Smith, Incorporated Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Vereit Operating Partner
Date of Purchase: 5/18/2016
Amount of Purchase: $600,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Vereit Operating Partner
Date of Purchase: 5/18/2016
Amount of Purchase: $1,125,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Emergering Markets Debt Fund
Security: Altice Financing SA
Date of Purchase: 4/18/2016
Amount of Purchase: $620,000.00
Purchase price: $100.00
Purchased from: Barclay Capital Inc.
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Emergering Markets Debt Fund
Security: Numericable-SFR SA
Date of Purchase: 4/6/2016
Amount of Purchase: $850,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Emergering Markets Debt Fund
Security: Trust F/1401
Date of Purchase: 6/8/2016
Amount of Purchase: $201,430.00
Purchase price: $100.715
Purchased from: Deutsche Bank AG
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: QEP Resources Inc
Date of Purchase: 6/22/2016
Amount of Purchase: $762,222.32
Purchase price: $18.350
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman, Sachs & Co.

Fund: JNL/JPMorgan MidCap Growth Fund
Security: GoDaddy Inc
Date of Purchase: 4/7/2016
Amount of Purchase: $8,004,150.00
Purchase price: $30.25
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: J.P. Morgan

Fund: JNL/JPMorgan U.S. Government & Quality Bond Fund
Security: New York Life Global Funding
Date of Purchase: 4/6/2016
Amount of Purchase: $1,636,591.00
Purchase price: $99.853
Purchased from: Goldman Sachs & Co
Affiliated Underwriter: J.P. Morgan

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.